Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3/A of ShotSpotter, Inc. of our report dated March 28, 2018, relating to the consolidated financial statements as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017. We also consent to the reference to us under the caption “Experts” on Form S-3/A, which is a part of this Registration Statement.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

July 25, 2018